Exhibit 11
                            THERMO OPTEK CORPORATION

                        Computation of Earnings per Share


                                                       Three Months Ended
                                                   --------------------------
                                                      June 29,        July 1,
                                                          1996           1995
   --------------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                                  $ 5,539,000   $ 4,309,000
                                                   -----------   -----------
   Shares:
     Weighted average shares outstanding            45,758,242    45,000,000

     Add: Shares issuable from assumed
          exercise of options (as determined
          by the application of the treasury
          stock method)                                      -       157,040
                                                   -----------   -----------
     Weighted average shares outstanding,
       as adjusted (b)                              45,758,242    45,157,040
                                                   -----------   -----------
   Primary Earnings per Share (a) / (b)            $       .12   $       .10
                                                   ===========   ===========
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                                                                    Exhibit 11
                            THERMO OPTEK CORPORATION

                  Computation of Earnings per Share (continued)


                                                         Six Months Ended
                                                   --------------------------
                                                      June 29,        July 1,
                                                          1996           1995
   --------------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                                  $ 9,835,000   $ 8,529,000
                                                   -----------   -----------
   Shares:
     Weighted average shares outstanding            45,379,121    45,000,000

     Add: Shares issuable from assumed
          exercise of options (as determined
          by the application of the treasury
          stock method)                                 78,520       157,040
                                                   -----------   -----------

     Weighted average shares outstanding,
       as adjusted (b)                              45,457,641    45,157,040
                                                   -----------   -----------

   Primary Earnings per Share (a) / (b)            $       .22   $       .19
                                                   ===========   ===========